Exhibit 3.1

PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU
Articles of Incorporation - For Profit (15 Pa.C.S.)
Entity Number 3165792	X Business-stock (§ 1306)	Management (§ 2703)
	Business-nonstock (§ 2102)	Professional (§ 2903)
	Business-statutory close (§ 2303)	Insurance (§ 3101)
Cooperative (§ 7102)

Name		Document will be returned to the name and address you enter to the left

Address

City State Zip Code

Fee $100	Filed in the Department of State on AUG 29 2003

Secretary of the Commonwealth

In compliance with the requirements of the applicable provisions (relating to corporations and unincorporated associations), the undersigned, desiring to incorporate a corporation for profit, hereby states that:

1. The name of the corporation (corporate designator required, i.e. “corporation”, “incorporated”, “limited”, “company” or any abbreviation, “Professional corporation” or “P.C”):

Keystone Merger Sub, Inc.

2. The (a) address of this corporation’s current registered office in this Commonwealth (post office box, alone, is not acceptable) or (b) name of its commercial registered office provider and the county of venue is:

(a) Number and Street City State Zip County

(b) Name of Commercial Registered Office Provider County

c/o: Corporation Service Company Dauphin

3. The corporation is incorporated under provisions of the Business Corporation Law of 1988.

4. The aggregate number of shares authorized:
1,000 shares of Common Stock, par value $0.01

5. The name and address, including number and street, if any, of each incorporator (all incorporators must sign below):

Name Address
Henry Rosas c/o Kirkland & Ellis 153 E. 53rd Street, New York, NY 10022

6. The specified effective date, if any: .
month/day/year hour, if any

7. Additional provisions of this articles, if any, attach on 8 1/2 by 11 sheet.

8. Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a “public offering” within the meaning of the Securities Act of 1933 (15 U.S.C. 77a et seq.)

9. Cooperative corporations only: Complete and strike out inapplicable term:

The common bond of membership among its members/shareholders is: .

IN TESTIMONY WHEREOF, the incorporator(s) has/have signed these Articles of Incorporation this

28th day of August 2003

Signature

Signature